FOR IMMEDIATE RELEASE
                                                                     May 3, 2005


For more information:

Richard Kellner                        Mary C. Buhay
Group Vice President, Finance          Senior Vice President, Corporate
                                       Communications
Medialink Worldwide Incorporated       Medialink Worldwide Incorporated
Tel: (212) 682 8300                    Tel: (212) 682 8300
IR@medialink.com                       IR@medialink.com

                  MEDIALINK REPORTS FIRST QUARTER 2005 RESULTS

NEW YORK, May 3, 2005 - Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported $8.55 million in revenue for the first quarter ended March 31, 2005, as compared to $8.49 million for the same quarter in 2004. Results for 2004 have been restated as a result of the December 2004 sale of Medialink's research unit, Delahaye, which is presented as a discontinued operation.

"During the first quarter, we began investing the proceeds of last year's capital raising initiatives in new sales and marketing efforts for both our core business as well as Teletrax(TM)," said Laurence Moskowitz, President and Chief Executive Officer of Medialink. "Revenue grew only modestly, while meeting our prior guidance range."

Net loss for the first quarter ended March 31, 2005, was $1.13 million or $0.19 per share, as compared to a net loss of $1.02 million or $0.17 per share reported in the comparable quarter in 2004. Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") on Continuing Operations was negative $865,000 in the 2005 first quarter as compared to negative $263,000 in the 2004 first quarter. EBITDA on Continuing Operations, excluding Teletrax operations and certain other charges, was negative $445,000 in the 2005 first quarter as compared to $461,000 in the 2004 first quarter.

Medialink considers EBITDA to be an important financial indicator of the Company's operational strength and performance of its business, as well as to make new investments in its services. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles ("GAAP") and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures of other companies. A table reconciling Loss from Continuing Operations under GAAP to EBITDA follows the financial statements included with this press release.

"Medialink initiated a number of sales and marketing activities to support the Company's core media communications business and its Teletrax subsidiary," stated Moskowitz. "Early recruitment efforts for sales personnel resulted in the addition of several veterans of broadcast news, corporate communications and television syndication. We expect revenue growth to result from the addition of new sales executives, and we believe that greater market traction will result from increased promotional spending."

For the first quarter ended March 31, 2005, Teletrax recorded revenue, excluding equipment sales, of $414,000 compared to $269,000 for the comparable period in 2004.

"NBC's internal advertising agency followed NBC News Channel and NBC Universal Domestic Television as the latest organization within NBC Universal to embrace our video tracking service by signing a long-term Teletrax contract," said Graeme McWhirter, Medialink Executive Vice President and Chairman of Teletrax. "Adoption by NBC Universal and The Walt Disney Company, whose units ABC Television Network and Buena Vista Television each previously signed multi-year contracts, demonstrates Teletrax's versatility in meeting the business intelligence needs of entertainment, media and news organizations. With its prestigious client roster that also includes BBC, Tribune Entertainment and Reuters Television, we believe that Teletrax has become the standard-bearer for international television rights management."

McWhirter continued: "Teletrax increased its spending during the quarter to implement a comprehensive marketing plan, which included the launch of its first-ever advertising campaign to raise its profile among significant video content owners. Other marketing activity undertaken included website enhancements, attendance at industry events, as well as production of brochures and collateral materials. Teletrax also began to investigate new market segments and allocated resources for research and development to provide additional services for clients to generate greater return on investment from their video content.

"We had seven significant client tests underway by the end of the quarter, the largest number of simultaneous client evaluations conducted with Teletrax since the inception of the service," added McWhirter. "It is our expectation that these tests will lead to additional long-term contracts."

"With new financing and the proceeds from the sale of Delahaye in place, we began to execute key elements of our business plan and established the foundation for future growth by initiating an intensified sales and marketing campaign in the first quarter 2005," concluded Moskowitz. "We have a strong balance sheet, highly supportive clients and great enthusiasm for opportunities for growth as a result of these investments."

Following the earnings release on Tuesday, May 3, 2005, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company's quarterly results and the overall industry outlook. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, Graeme McWhirter, Executive Vice President and Chairman of Teletrax, and Richard Kellner, Group Vice President of Finance. To access the teleconference, please dial 1-800-561-2601 (domestic) or 1-617-614-3518 (international), approximately 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.medialink.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 65954698, beginning approximately two hours after the conclusion of the call and available until May 8.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax(TM), Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

                                       ###

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace which could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                     (Please see attached financial tables)

               MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                      (In thousands except per share data)
                                   (unaudited)

                                                       For the three
                                                           Months
                                                      Ended March 31,
                                                   -------------------
                                                     2005      2004
                                                   --------  ---------

Revenue                                            $  8,547  $  8,488
Direct costs                                          3,485     2,946
                                                   --------  ---------
 Gross profit                                         5,062     5,542
Selling, general and administrative costs             6,351     5,858
Loss from joint venture                                   -        95
Impairment of investments                                 -       342
                                                   --------  ---------
 Operating loss                                      (1,289)     (753)
Interest expense, net                                  (120)      (80)
                                                   --------  ---------
 Loss from continuing operations before
    income taxes                                     (1,409)     (833)
Income tax benefit                                     (220)      (90)
                                                   --------  ---------
 Loss from continuing operations                     (1,189)     (743)
                                                   --------  ---------

Discontinued Operations:
    Gain on sale of division                             60         -
    Loss from discontinued operations before taxes        -      (335)
     Income tax benefit                                   -       (60)
                                                   --------  ---------
    Income (loss) on discontinued operations             60      (275)
                                                   --------  ---------
Net loss                                           $ (1,129) $ (1,018)
                                                   ========  =========

 Basic and diluted loss per share - continuing
   operations                                      $  (0.20) $  (0.12)
 Basic and diluted loss per share - discontinued
   operations                                      $   0.01  $  (0.05)
 Basic and diluted loss per share - net loss       $  (0.19) $  (0.17)
 Basic and diluted weighted average
   shares outstanding                                 5,987     5,993

Supplemental financial information
EBITDA on Continuing Operations (a)                $   (865) $   (263)
Depreciation and amortization                           424       490

EBITDA, excluding Teletrax operations and
 impairment of investments                             (445)      461
Loss from Teletrax operations (net of
 $150,000 and $131,000, respectively, of
 depreciation and amortization)                         420       382

Revenue Detail
   Media Communications Services                      8,133     8,059
   Teletrax - service revenue                           414       269
   Teletrax - equipment sales                             -       160

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

          MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                    Summary Financial Information
                            (in thousands)

                                                   March 31, December 31,
                                                     2005      2004
                                                   --------  ---------
                                                   (unaudited)
                                                   ----------
ASSETS
Current Assets:
   Cash and cash equivalents                       $  9,897  $ 11,675
   Accounts receivable, net                           5,461     6,145
   Prepaid expenses and other current assets          2,060     2,508
   Prepaid and refundable income taxes                  906       565
                                                   --------  ---------
       Total current assets                          18,324    20,893
                                                   --------  ---------

Property and equipment, net                           4,001     4,069

Goodwill, customer list and other intangibles, net   13,006    13,006
Other assets                                            853       804
                                                   --------  ---------
       Total assets                                $ 36,184  $ 38,772
                                                   ========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of obligations under capital
    leases and long-term debt                      $    115  $    113
   Accounts payable and accrued liabilities           7,560     8,856
   Taxes payable                                          -       340
                                                   --------  ---------
       Total current liabilities                      7,675     9,309
Obligations under capital leases, net of
 current portion                                         43        97
Convertible debentures, net of unamortized
 discount of $1,107 and $1,167                        3,893     3,833
Other long-term liabilities                             465       454
                                                   --------  ---------
       Total liabilities                             12,076    13,693
                                                   --------  ---------

Stockholders' Equity                                 24,108    25,079
                                                   --------  ---------
Total liabilities and stockholders' equity         $ 36,184  $ 38,772
                                                   ========  =========

          MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                  Supplemental Financial Information
                            (In thousands)
                             (unaudited)

                                                      For the three
                                                          Months
                                                     Ended March 31,
                                                   -------------------
                                                     2005      2004
                                                   --------  ---------
Reconciliation Between Loss from Continuing
 Operations to EBITDA on Continuing Operations and
 EBITDA on Continuing Operations Excluding Teletrax
 Operations and Impairment of Investments

Loss from continuing operations                    $ (1,189) $   (743)

Depreciation and amortization on continuing
 operations                                             424       490
Interest expense, net                                   120        80
Income tax benefit on continuing operations            (220)      (90)
                                                   --------  ---------
EBITDA on continuing operations                        (865)     (263)

Loss from Teletrax operations                           570       513
Depreciation and amortization included in
 Teletrax operations                                   (150)     (131)
Impairment of investments                                 -       342
                                                   --------  ---------
EBITDA on continuing operations excluding
 Teletrax operations                               $   (445) $    461
                                                   ========  ========